FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2014 RESULTS

- - Solid Sales and Earnings Growth - -
- - Excellent Cash Flow Generation - -

COLUMBUS, Ohio, USA - February 5, 2015 - Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2014. Provided below are the highlights:

•	Sales in local currency increased 6% in the quarter compared with the prior year. Reported sales increased 2% as currency reduced sales growth by 4% in the quarter.

•
Net earnings per diluted share as reported (EPS) were $4.17, compared with $3.63 in the fourth quarter of 2013. Adjusted EPS was $4.24, an increase of 11% over the prior-year amount of $3.82. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Fourth Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “We ended the year with very solid broad-based sales growth in the fourth quarter. Growth in Europe exceeded expectations and I am pleased with our continued strong execution in this region. We also continue to perform well in the Americas where market conditions remain favorable. We had solid results in Asia / Rest of World and China's sales met expectations although weakness in certain industrial end markets continues to limit its growth. EPS growth was good as we continue to benefit from our ongoing margin enhancement and cost control initiatives. Finally, we had excellent cash flow generation in the quarter and for the full year.”

EPS in the quarter was $4.17, compared with the prior-year amount of $3.63. Adjusted EPS was $4.24, an increase of 11% over the prior-year amount of $3.82.

Sales were $697.4 million, a 6% increase in local currency sales, compared with $684.3 million in the prior-year quarter. Reported sales increased 2% as currency reduced sales growth by 4% in the quarter. By region, local currency sales increased 6% in both Europe and the Americas and 5% in Asia / Rest of World as compared to the prior year. Adjusted operating income amounted to $176.3 million, a 7% increase from the prior-year amount of $165.0 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $140.7 million, compared with $108.5 million in the prior-year quarter.

Full Year Results

EPS in 2014 was $11.44, compared with the prior-year amount of $9.96. Adjusted EPS was $11.72, an increase of 11% over the prior-year amount of $10.58.

Sales were $2.486 billion, a 5% increase in local currency sales, compared with $2.379 billion in the prior-year period. Reported sales increased 4% as currency reduced sales growth by 1% for the full year. By region, local currency sales increased 5% in Europe, 6% in the Americas and 4% in Asia / Rest of World as compared to the prior year. Adjusted operating income amounted to $506.9 million, a 7% increase from the prior-year amount of $472.9 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $418.9 million, compared with $345.9 million in the prior-year period.

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Outlook

The Company updated its outlook for 2015 and noted that forecasting remains challenging due to continued uncertainty in demand in some markets and greater volatility in foreign exchange rates. Based on today’s assessment, management anticipates that local currency sales growth in 2015 will be in the range of 4% to 5% and Adjusted EPS in the range of $12.70 to $12.90, an increase of 8% to 10%.

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in the first quarter of 2015 will be in the range of 4% to 5%. This sales growth is expected to result in Adjusted EPS in the range of $2.13 to $2.18, an increase of 7% to 9%.

The Company also stated that the above guidance reflects the estimated impact of recent changes in foreign exchange rates. Specifically, assuming foreign exchange rates remain constant at current levels, the Company estimates that Adjusted EPS growth is reduced by approximately 4% for the full year 2015 and by approximately 5% in the first quarter 2015 as compared to the foreign exchange rate environment that was in place last year. This reduction in earnings growth includes the impact of previously-disclosed Swiss Franc / Euro foreign currency forward contracts.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, “We are pleased with the continued strong execution by our teams around the globe. Our Company is well positioned for continued market share gains as we leverage increased investment in front end resources and our strong product pipeline. We also remain focused on our margin enhancement initiatives and cash flow generation. While we remain cautious on the global economy, we believe we can generate above market growth in 2015 and beyond.”

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday February 5) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	December 31, 2014		% of sales	December 31, 2013		% of sales

Net sales	$697,428	(a)	100.0	$684,250		100.0
Cost of sales	303,046		43.5	308,893		45.1
Gross profit	394,382		56.5	375,357		54.9

Research and development	31,323		4.5	30,597		4.5
Selling, general and administrative	186,789		26.8	179,788		26.3
Amortization	7,610		1.1	6,935		1.0
Interest expense	6,924		1.0	6,211		0.9
Restructuring charges	1,468		0.2	6,100		0.9
Other charges (income), net	882		—	822		0.1
Earnings before taxes	159,386		22.9	144,904		21.2

Provision for taxes	38,214		5.5	34,742		5.1
Net earnings	$121,172		17.4	$110,162		16.1

Basic earnings per common share:
Net earnings	$4.27			$3.72
Weighted average number of common shares	28,398,579			29,596,949

Diluted earnings per common share:
Net earnings	$4.17			$3.63
Weighted average number of common
and common equivalent shares	29,045,269			30,366,603

Note:
(a)	Local currency sales increased 6% as compared to the same period in 2013.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	December 31, 2014		% of sales	December 31, 2013		% of sales

Earnings before taxes	$159,386			$144,904
Amortization	7,610			6,935
Interest expense	6,924			6,211	(c)
Restructuring charges	1,468			6,100
Other charges (income), net	882			822
Adjusted operating income	$176,270	(b)	25.3	$164,972		24.1

Note:
(b)	Adjusted operating income increased 7% as compared to the same period in 2013.
(c)
Includes a $0.4 million charge associated with the termination of the Company's $880 million Credit Agreement, which was replaced with the Company's new $800 million Credit Agreement during the twelve months ended December 31, 2013.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2014		% of sales	December 31, 2013		% of sales

Net sales	$2,485,983	(a)	100.0	$2,378,972		100.0
Cost of sales	1,127,233		45.3	1,097,041		46.1
Gross profit	1,358,750		54.7	1,281,931		53.9

Research and development	123,297		5.0	116,346		4.9
Selling, general and administrative	728,582		29.3	692,693		29.1
Amortization	29,185		1.2	24,539		1.0
Interest expense	24,537		1.0	22,711		1.0
Restructuring charges	5,915		0.2	19,830		0.8
Other charges (income), net	2,230		0.1	3,103		0.2
Earnings before taxes	445,004		17.9	402,709		16.9

Provision for taxes	106,763		4.3	96,615		4.0
Net earnings	$338,241		13.6	$306,094		12.9

Basic earnings per common share:
Net earnings	$11.71			$10.22
Weighted average number of common shares	28,890,771			29,945,954

Diluted earnings per common share:
Net earnings	$11.44			$9.96
Weighted average number of common
and common equivalent shares	29,571,308			30,728,482

Note:
(a)	Local currency sales increased 5% as compared to the same period in 2013.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Twelve months ended			Twelve months ended
	December 31, 2014		% of sales	December 31, 2013		% of sales

Earnings before taxes	$445,004			$402,709
Amortization	29,185			24,539
Interest expense	24,537			22,711	(c)
Restructuring charges	5,915			19,830
Other charges (income), net	2,230			3,103
Adjusted operating income	$506,871	(b)	20.4	$472,892		19.9

Note:
(b)	Adjusted operating income increased 7% as compared to the same period in 2013.
(c)
Includes a $.04 million charge associated with the termination of the Company's $880 million Credit Agreement, which was replaced with the Company's new $800 million Credit Agreement during the twelve months ended December 31, 2013.

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	December 31, 2014	December 31, 2013

Cash and cash equivalents	$85,263	$111,874
Accounts receivable, net	435,648	466,703
Inventories	204,531	210,414
Other current assets and prepaid expenses	123,988	124,996
Total current assets	849,430	913,987

Property, plant and equipment, net	511,462	514,438
Goodwill and other intangible assets, net	556,869	570,260
Other non-current assets	91,349	154,134
Total assets	$2,009,110	$2,152,819

Short-term borrowings and maturities of long-term debt	$116,164	$17,067
Trade accounts payable	145,896	145,993
Accrued and other current liabilities	416,830	401,128
Total current liabilities	678,890	564,188

Long-term debt	335,790	395,960
Other non-current liabilities	274,835	257,619
Total liabilities	1,289,515	1,217,767

Shareholders’ equity	719,595	935,052
Total liabilities and shareholders’ equity	$2,009,110	$2,152,819

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

Cash flow from operating activities:
Net earnings	$121,172	$110,162	$338,241	$306,094
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,148	8,741	33,617	34,765
Amortization	7,610	6,935	29,185	24,539
Deferred tax benefit	19,135	16,623	13,033	8,816
Excess tax benefits from share-based payment arrangements	6,902	(1,282)	(3,557)	(1,847)
Other	3,939	3,742	13,822	13,137
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	(26,232)	(36,408)	(5,429)	(39,576)
Net cash provided by operating activities	140,674	108,513	418,912	345,928

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	295	3	728	211
Purchase of property, plant and equipment	(27,980)	(25,349)	(89,388)	(82,349)
Acquisitions	(2,399)	(2,448)	(5,784)	(2,661)
Net cash used in investing activities	(30,084)	(27,794)	(94,444)	(84,799)

Cash flows from financing activities:
Proceeds from borrowings	115,855	173,954	628,832	556,059
Repayments of borrowings	(147,338)	(162,033)	(585,867)	(531,045)
Proceeds from exercise of stock options	7,002	3,755	21,047	19,745
Excess tax benefits from share-based payment arrangements	(6,902)	1,282	3,557	1,847
Repurchases of common stock	(117,524)	(77,563)	(414,000)	(294,976)
Debt issuance costs	—	(1,241)	(941)	(1,522)
Acquisition contingent consideration paid	(859)	—	(859)	—
Other financing activities	(59)	345	123	(1,224)
Net cash used in financing activities	(149,825)	(61,501)	(348,108)	(251,116)

Effect of exchange rate changes on cash and cash equivalents	(1,813)	434	(2,971)	159

Net decrease in cash and cash equivalents	(41,048)	19,652	(26,611)	10,172

Cash and cash equivalents:
Beginning of period	126,311	92,222	111,874	101,702
End of period	$85,263	$111,874	$85,263	$111,874

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$140,674	$108,513	$418,912	$345,928
Excess tax benefits from share-based payment arrangements	(6,902)	1,282	3,557	1,847
Payments in respect of restructuring activities	1,682	4,756	9,657	18,949
Proceeds from sale of property, plant and equipment	295	3	728	211
Purchase of property, plant and equipment	(27,980)	(25,349)	(89,388)	(82,349)
Free cash flow	$107,769	$89,205	$343,466	$284,586

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METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended December 31, 2014			(2)%		5%	3%		2%
Twelve Months Ended December 31, 2014			5%		5%	3%		4%

Local Currency Sales Growth
Three Months Ended December 31, 2014			6%		6%	5%		6%
Twelve Months Ended December 31, 2014			5%		6%	4%		5%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

Three months ended						Twelve months ended
December 31,						December 31,
2014			2013		% Growth	2014		2013		% Growth

EPS as reported, diluted	$4.17		$3.63		15%	$11.44		$9.96		15%

Restructuring charges, net of tax	0.04	(a)	0.15	(a)		0.15	(a)	0.49	(a)
Purchased intangible amortization, net of tax	0.03	(b)	0.03	(b)		0.13	(b)	0.12	(b)
Debt extinguishment and financing costs, net of tax	—		0.01	(c)		—		0.01	(c)

Adjusted EPS, diluted	$4.24		$3.82		11%	$11.72		$10.58		11%

Notes:
(a)
Represents the EPS impact of restructuring charges of $1.5 million ($1.1 million after tax) and $6.1 million ($4.6 million after tax) for the three months ended December 31, 2014 and 2013, respectively and $5.9 million ($4.5 million after tax) and $19.8 million ($15.1 million after tax) for the twelve months ended December 31, 2014 and 2013, respectively.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $1.0 million and $0.9 million for the three months ended December 31, 2014 and 2013, respectively and $3.9 million and $3.6 million for the twelve months ended December 31, 2014 and 2013, respectively.

(c)
Represents the EPS impact of costs associated with the termination of the Company's $880 million Credit Agreement that was replaced with the Company's new $800 million Credit Agreement totaling $0.4 million ($0.3 million after tax) for the three and twelve months ended December, 31, 2013.

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